Exhibit 99.1

Local Corporation Appoints New Board Member

IRVINE, Calif., Jan. 21, 2013 — Local Corporation (NASDAQ: LOCM), a leading online local media company, today announced the appointment of Frederick G. Thiel to its board of directors.

Thiel brings over 25 years of senior level strategic management experience in the software, media, internet and technology industries. Thiel was managing partner of the software IT group at Triton Pacific Capital Partners, a private equity firm, from 2007 until December 2012. During this time, Thiel served on the board of directors for four of its portfolio companies: Custom Credit Systems, LP, an enterprise software company; DB Technology, LLC, an enterprise content management software company; Assetpoint, LLC, an enterprise software company; and Vayan Marketing Group, LLC, an internet media marketing company providing customer acquisition services to major consumer brands.

Thiel has served as an operating partner with Graham Partners, a mid-market private equity firm, since 2008. Previously, Thiel was founder and managing partner of TechStarter Ventures, a venture capital and technology incubator focused on developing Web 2.0 technologies, social media, human resources and project management-related web properties. Prior to TechStarter, Thiel served as CEO of GameSpy Industries. He is currently serving as a director for three privately-held companies. Thiel attended classes at the Stockholm School of Economics in Europe.

Thiel will serve as a Class II Director on the company’s Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee.

“Fred brings a wealth of strategic leadership experience with internet and media companies and a proven ability to increase shareholder value, which we believe will be a valuable addition to our board of directors,” said Heath Clarke, Local Corporation, chairman and chief executive officer. “We’re looking forward to his insights and contributions to our continued success.”

“I’m very pleased to be joining Local Corporation’s board and look forward to working with the other board members and the leadership team in continuing to grow and advance the company,” said Thiel.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading online local media company that connects brick-and-mortar businesses with over a million online and mobile consumers each day using a variety of innovative digital marketing products. To advertise, or for more information, visit: http://www.localcorporation.com.

Forward Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate,” “plan,” “will,” “intend,” “believe” or

“expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Key risks are described in the filings we make with the U.S. Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company. Traffic and our monetization of that traffic combine to determine our revenues for any given period. Our traffic volume alone for a period should not be viewed as demonstrative of our financial results for such period.

# # #

Investor Relations and Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com